Exhibit 99.1

AMC ENTERTAINMENT HOLDINGS, INC. ANNOUNCES FOURTH QUARTER AND FULL YEAR 2013 RESULTS

Leawood, Kan. — February 25, 2014 (BUSINESS WIRE) — AMC Entertainment Holdings, Inc. (“AMC” or “the Company”), one of the world’s largest theatrical exhibition companies and an industry leader in innovation and operational excellence, today reported results for the fourth quarter and full year ended December 31, 2013.

Gerry Lopez, AMC’s president and chief executive officer, stated, “Our strong operating results in 2013 give us confidence that our strategy, as laid out during the recent initial public offering (“IPO”) is working. Our year-over-year revenue improvement in 2013 was fueled by the progress we are making in our efforts to further set ourselves apart as the guest experience leader in movie exhibition. Our five strategic action fronts, led by innovations in comfort and convenience as well as our enhanced food and beverage offerings, are changing industry standards. These initiatives drove improved performance, and in combination with our expense-management focus, also produced adjusted EBITDA gains for the year. These results demonstrate the strength of our differentiated business model, heightened brand awareness, and solid execution by our entire team at AMC.”

Mr. Lopez continued, “With the extremely robust AMC Stubs membership loyalty program as an anchor, we delivered record revenues and our revenue growth outpaced the domestic box office performance. Furthermore, with the completion of our IPO and the subsequent refinancing of a significant portion of our outstanding debt, we have increased our financial flexibility. This will enable us to continue to reinvest in our business and receive a high return on project investments that both enhance our guests’ experience, and our long-term overall profitability.”

Quarter Results

AMC’s revenues for the three months ended December 31, 2013 increased 2.3% to $713.0 million, compared to $697.0 million for the three months ended December 31, 2012. For the three months ended December 31, 2013, admissions revenues increased 2.1% and food and beverage revenues increased 0.3%, driven by a 5.5% increase in average ticket price, and a 3.7% increase in food and beverage revenues per patron, offset somewhat by a 3.2% decline in attendance.

Adjusted EBITDA for the three months ended December 31, 2013 was $112.9 million compared to $114.8 million for the three months ended December 31, 2012. The current quarter was negatively impacted by additional expenses of $3.8 million, (compared to $1.3 million in the prior period) related to a cash-based management profit sharing plan which was terminated at December 31, 2013 and $3.2 million related to a voluntary retirement program both of which were undergone in connection with the company’s IPO. Reconciliations of non-GAAP financial measures are provided in the financial schedules accompanying this press release.

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Quarter Results (cont.)

Net earnings attributable to AMC for the three months ended December 31, 2013 was $279.6 million compared to $0.4 million for the three months ended December 31, 2012. Diluted earnings per share for the three months ended December 31, 2013 was $3.58 compared to $0.00 for the three months ended December 31, 2012. Net earnings attributable to AMC for the three months ended December 31, 2013 included reversal of a non-cash deferred tax asset valuation allowance of $265.6 million, or $3.40 per share on a diluted basis.

Full Year Results

As a result of the August 30, 2012 Wanda merger, we do not have comparable financial results for the period December 30, 2011 through August 30, 2012. In order to present investors a meaningful period-to-period comparison of our financial results, we have combined the prior year Predecessor with prior year Successor operating information, on an unaudited pro forma combined basis. The pro forma information for the calendar year ended December 31, 2012 does not purport to represent what our consolidated results of operations would have been if the Successor had actually been formed on December 30, 2011 (the first day of that fiscal year), nor have we made any attempt to either include or exclude expenses or income that would have resulted had the Successor been formed on December 30, 2011. In addition, this pro forma information is not presented in accordance with GAAP; for a presentation of our GAAP results of operations, see the “predecessor” and “successor” information for 2012 provided in the financial schedules accompanying this press release.

AMC’s revenues for the year ended December 31, 2013 increased 3.6% to $2,749.4 million from $2,654.0 million for the year ended December 31, 2012, which included two additional days due to change in accounting periods. For the year ended December 31, 2013, admissions revenues increased 3.2% and food and beverage revenues increased 5.8%, primarily due to a 3.0% increase in average ticket price and a 5.6% increase in food and beverage revenues per patron.

Adjusted EBITDA for the year ended December 31, 2013 increased 2.2% to $448.1 million from $438.3 million for the year ended December 31, 2012 and was negatively impacted by additional expenses of $11.3 million, (compared with $2.6 million in the prior period) related to a cash-based management profit sharing plan which was terminated at December 31, 2013 and $3.2 million related to a voluntary retirement program both of which were undergone in connection with the company’s IPO.

Net earnings attributable to AMC for the year ended December 31, 2013 increased to $364.4 million from $46.0 million for the year ended December 31, 2012. Diluted earnings per share for the year ended December 31, 2013 was $4.76 compared to $0.68 for the year ended December 31, 2012. Net earnings attributable to AMC for the year ended December 31, 2013 included reversal of a non-cash deferred tax asset valuation allowance of $265.6 million, or $3.47 per share on a diluted basis.

As of December 31, 2013, the Company’s aggregate screen count was 4,976. During 2013, the Company opened one new theatre with a total of 12 screens and acquired four theatres with 37 screens in the U.S., permanently closed four theatres with 29 screens in the U.S., and temporarily closed 371 screens and reopened 339 screens in the U.S. to implement our strategy and install guest experience upgrades.

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Public Offering

On December 23, 2013, the Company closed its IPO, including the full exercise of the underwriter’s option to purchase additional shares of 21,052,632 shares of Class A common stock at $18.00 per share. The net proceeds to the Company were approximately $355.3 million after deducting underwriter discounts and commissions, and offering expenses.

Subsequent Events

On February 7, 2014, the Company completed the private offering of $375.0 million aggregate principal amount of senior subordinated notes due 2022 (the “Notes”). The Notes were sold to investors at a price of 100.000% of the principal amount thereof and bear interest at a rate equal to 5.875% per annum.

In conjunction with the offering of the notes, on February 14, 2014 the Company completed a tender offer (“the Tender Offer”) and acquired $463.9 million, or approximately 77.3%, of its outstanding 8.75% Senior Notes due 2019. The Company expects to call the remaining $136.1 million of untendered notes in June of 2014.

Upon completion of the offering of the Notes and Tender Offer, the Company had total debt outstanding of approximately $2.0 billion, with a weighted average interest rate of 6.6% per annum. The Company has no debt maturing during the remainder of 2014.

Conference Call / Webcast Information

The Company will host a conference call via live webcast for investors and other interested parties beginning at 5 p.m. Eastern Time today. Participants may access the live webcast by visiting the Company’s investor relations website at investor.amctheatres.com. The call can also be accessed by dialing (877) 407-3982, or (201) 493-6780 for international participants.

The replay of the call will be available from approximately 8 p.m. Eastern Time today through midnight Eastern Time on March 11, 2014.  To access the replay, the domestic dial-in number is (877) 870-5176, the international dial-in number is (858) 384-5517, and the passcode is 13576163. The archive of the webcast will be available on the Company’s website for a limited time.

About AMC Entertainment Holdings, Inc.

AMC Theatres® delivers distinctive and affordable movie-going experiences at 345 theatres and 4,976 screens primarily in the United States. AMC has propelled a history of industry innovation and continues today by delivering comfort and convenience, enhanced food and beverage, guest engagement and loyalty, premium sight and sound and targeted programming to audiences in its theatres across the United States.

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Forward-Looking Statements

This press release includes “forward looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “forecast,” “estimate,” “project,” “intend,” “expect,” “should,” “believe,” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward looking statements include any statements regarding the Company’s strategic and operational plans. Forward looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved.

Forward looking statements are based on information available at the time those statements are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward looking statements. For a detailed discussion of these risks and uncertainties, see the section entitled “Risk Factors” in the final prospectus contained in our Registration Statement on Form S-1 filed with the Securities and Exchange Commission on December 19, 2013. The Company does not intend, and undertakes no duty, to update this information to reflect future events or circumstances, except as required by applicable law.

Media Contacts - AMC Entertainment Holdings, Inc.:

Jessica Liddell

(203) 682-8200

Jessica.Liddell@icrinc.com

Investor Relations - AMC Entertainment Holdings, Inc.:

Dan Foley

(866) 248-3872

InvestorRelations@amctheatres.com

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AMC Entertainment Holdings, Inc.

Consolidated Statements of Operations

For the Fiscal Quarters and Four Quarters Ended 12/31/13 and 12/31/12

(dollars in thousands, except per share data)

(Unaudited)

	Quarter Ended		Four Quarters Ended
	December 31,		December 31,
				Pro Forma
	2013	2012	2013	2012
Revenues
Admissions	$482,149	$472,276	$1,847,327	$1,790,489
Food and beverage	197,886	197,374	786,912	743,468
Other theatre	32,942	27,336	115,189	120,050

Total Revenues	712,977	696,986	2,749,428	2,654,007

Operating costs and expenses
Film exhibition costs	258,187	256,902	976,912	949,291
Food and beverage costs	27,293	25,767	107,325	100,491
Operating expense	192,582	184,375	726,641	699,114
Rent	112,615	109,881	451,828	443,179
General and administrative:
Merger, acquisition and transaction costs	931	2,862	2,883	10,036
Management fee	—	—	—	3,750
Other	37,491	21,841	97,288	71,754
Depreciation and amortization	50,102	55,031	197,537	209,451
Impairment of long-lived assets	—	—	—	285
Operating costs and expenses	679,201	656,659	2,560,414	2,487,351

Operating income	33,776	40,327	189,014	166,656
Other expense (income)
Other expense	(1,231)	—	(1,415)	2,545
Interest expense:
Corporate borrowings	32,259	35,018	129,963	155,219
Capital and financing lease obligations	2,350	1,431	10,264	5,751
Equity in (earnings) of non-consolidated entities	(9,292)	(898)	(47,435)	(15,760)
Investment expense (income)	1,322	291	(2,084)	224
Total other expense	25,408	35,842	89,293	147,979

Earnings from continuing operations before income taxes	8,368	4,485	99,721	18,677
Income tax provision (benefit)	(274,243)	3,400	(263,383)	6,505

Earnings from continuing operations	282,611	1,085	363,104	12,172
Earnings (loss) from discontinued operations, net of income taxes	(2,994)	(712)	1,296	33,845

Net earnings	$279,617	$373	$364,400	$46,017

Diluted earnings per share:
Earnings from continuing operations	$3.62	$0.01	$4.74	$0.18
Earnings (loss) from discontinued operations	(0.04)	(0.01)	0.02	0.50
Net earnings (loss) per share	$3.58	$—	$4.76	$0.68

Average shares outstanding diluted	78,092	76,000	76,527	67,230

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Balance Sheet Data (at period end):

(dollars in thousands)

(unaudited)

	As of
	December 31,
	2013	2012
Cash and equivalents	$546,454	$133,071
Corporate borrowings	2,078,811	2,078,675
Other long-term liabilities	370,946	433,151
Capital and financing lease obligations	116,199	122,645
Stockholders’ equity	1,507,470	766,774
Total assets	5,046,724	4,273,838

Other Data:

(in thousands, except operating data)

(unaudited)

	Quarter Ended		Four Quarters Ended
	December 31,		December 31,
				Pro Forma
	2013	2012	2013	2012
Net cash provided by operating activities	$152,677	$106,017	$357,342	$150,438
Capital expenditures	(96,878)	(62,136)	(270,884)	(167,166)
Screen additions	12	—	12	—
Screen acquisitions	12	166	37	166
Screen dispositions	—	—	29	60
Construction openings (closures), net	2	18	(32)	—
Average screens-continuing operations	4,865	4,730	4,859	4,744
Number of screens operated			4,976	4,988
Number of theatres operated			345	344
Screens per theatre			14.4	14.5
Attendance (in thousands) -continuing operations	50,400	52,086	199,270	199,034

Reconciliation of Adjusted EBITDA:

(dollars in thousands)

(unaudited)

	Quarter Ended		Four Quarters Ended
	December 31,		December 31,
				Pro Forma
	2013	2012	2013	2012
Earnings from continuing operations	$282,611	$1,085	$363,104	$12,172
Plus:
Income tax provision (benefit)	(274,243)	3,400	(263,383)	6,505
Interest expense	34,609	36,449	140,227	160,970
Depreciation and amortization	50,102	55,031	197,537	209,451
Impairment of long-lived assets	—	—	—	285
Certain operating expenses (2)	4,194	6,411	13,913	16,696
Equity in earnings of non-consolidated entities	(9,292)	(898)	(47,435)	(15,760)
Cash distributions from non-consolidated entities	10,701	10,184	31,501	29,794
Investment expense (income)	1,322	291	(2,084)	224
Other expense (income)	3	—	(127)	2,882
General and administrative expense-unallocated:
Merger, acquisition and transaction costs	931	2,862	2,883	10,036
Management Fee	—	—	—	3,750
Stock-based compensation expense (3)	12,000	—	12,000	1,321
Adjusted EBITDA (1)	$112,938	$114,815	$448,136	$438,326

(1)We present Adjusted EBITDA as a supplemental measure of our performance that is commonly used in our industry. We define Adjusted EBITDA as earnings (loss) from continuing operations plus (i) income tax provision (benefit), (ii) interest expense and (iii) depreciation and amortization, as further adjusted to eliminate the impact of certain items that we do not consider indicative of our ongoing operating performance and to include any cash distributions of earnings from our equity method investees. These further adjustments are itemized below. You are encouraged to evaluate these adjustments and the reasons we consider them appropriate for supplemental analysis. In evaluating Adjusted EBITDA, you should be aware that in the future we may incur expenses that are the same as or similar to some of the adjustments in this presentation. Our presentation of Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items.   Adjusted EBITDA is a non-GAAP financial measure commonly used in our industry and should not be construed as an alternative to net earnings (loss) as an indicator of operating performance or as an alternative to cash flow provided by operating activities as a measure of liquidity (as determined in accordance with GAAP). Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies. We have included Adjusted EBITDA because we believe it provides management and investors with additional information to measure our performance and liquidity, estimate our value and evaluate our ability to service debt.

Adjusted EBITDA has important limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of our results as reported under U.S. GAAP. For example, Adjusted EBITDA:

•                  does not reflect our capital expenditures, future requirements for capital expenditures or contractual commitments;

•                  does not reflect changes in, or cash requirements for, our working capital needs;

•                  does not reflect the significant interest expenses, or the cash requirements necessary to service interest or principal payments, on our debt;

•                  excludes income tax payments that represent a reduction in cash available to us;

•                  does not reflect any cash requirements for the assets being depreciated and amortized that may have to be replaced in the future; and

•                  does not reflect management fees that were paid to our former sponsors.

(2)Amounts represent preopening expense, theatre and other closure expense, deferred digital equipment rent expense, and disposition of assets and other gains included in operating expenses.

(3) Non-cash expense included in General and administrative: Other

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GAAP Results 2012

(dollars in thousands)

(unaudited)

		From Inception		Four Quarters
	December 30, 2011	March 30, 2012	August 31, 2012	Ended
	through	through	through	December 31, 2012
	March 29, 2012	August 30, 2012	December 31, 2012	Pro Forma
	(Predecessor)	(Predecessor)	(Successor)
Revenues
Admissions	$425,826	$816,031	$548,632	$1,790,489
Food and beverage	171,599	342,130	229,739	743,468
Other theatre	39,018	47,911	33,121	120,050

Total Revenues	636,443	1,206,072	811,492	2,654,007

Operating costs and expenses
Film exhibition costs	221,191	436,539	291,561	949,291
Food and beverage costs	22,620	47,326	30,545	100,491
Operating expense	171,352	297,328	230,434	699,114
Rent	110,719	189,086	143,374	443,179
General and administrative:				—
Merger, acquisition and transaction costs	2,253	4,417	3,366	10,036
Management fee	1,250	2,500	—	3,750
Other	15,621	27,023	29,110	71,754
Depreciation and amortization	56,847	80,971	71,633	209,451
Impairment of long-lived assets	285	—	—	285
Operating costs and expenses	602,138	1,085,190	800,023	2,487,351

Operating income	34,305	120,882	11,469	166,656
Other expense (income)
Other expense	1,536	960	49	2,545
Interest expense:				—
Corporate borrowings	42,346	67,614	45,259	155,219
Capital and financing lease obligations	1,488	2,390	1,873	5,751
Equity in (earnings) of non-consolidated entities	(10,695)	(7,545)	2,480	(15,760)
Investment expense (income)	(25)	(41)	290	224
Total other expense	34,650	63,378	49,951	147,979

Earnings from continuing operations before income taxes	(345)	57,504	(38,482)	18,677
Income tax provision (benefit)	505	2,500	3,500	6,505

Earnings from continuing operations	(850)	55,004	(41,982)	12,172
Earnings (loss) from discontinued operations, net of income taxes	(620)	35,153	(688)	33,845

Net earnings	$(1,470)	$90,157	$(42,670)	$46,017

Diluted earnings per share:
Earnings from continuing operations	$(0.01)	$0.86	$(0.56)	$0.18
Earnings (loss) from discontinued operations	(0.01)	0.55	(0.01)	0.50
Net earnings (loss) per share	$(0.02)	$1.41	$(0.57)	$0.68

Average shares outstanding diluted	63,335	63,715	74,988	67,230

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